UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey JE2 4YE (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, the board of directors (the “Board”) of NovoCure Limited (the “Company”) appointed William F. Doyle as the Executive Chairman of the Company and its respective direct and indirect subsidiaries and affiliates (together, the “Novocure Group”), effective May 11, 2016.  In connection with Mr. Doyle’s appointment as Executive Chairman, a subsidiary of the Company and Mr. Doyle entered into an employment agreement, the material terms of which are summarized below.

Mr. Doyle has served as the Chairman of the Board since 2009 and has been a director of the Company since 2004. Mr. Doyle has also been the Managing Director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002, and a member of the investment team at Pershing Square Capital Management L.P., a private investment firm, since 2013. Mr. Doyle has served as a director of Zoetis Inc., an animal health company, since 2015. Prior to 2002, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and vice president, Licensing and Acquisitions from 1995 to 1999. While at Johnson & Johnson, Mr. Doyle was also chairman of the Medical Devices Research and Development Council, Worldwide president of Biosense-Webster, Inc. and a member of the board of directors of Cordis Corporation, a cardiovascular company, and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. From 1992 to 1995, Mr. Doyle was a consultant with McKinsey & Company, a private consulting firm. Mr. Doyle holds a S.B. in materials science and engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

On May 11, 2016, a subsidiary of the Company entered into an employment agreement with Mr. Doyle (the “Employment Agreement”).  The Employment Agreement supersedes in its entirety the consulting agreement (as amended) that was previously entered into between Mr. Doyle and the Company.  Under the Employment Agreement, Mr. Doyle’s employment is “at-will” and may be terminated by either Mr. Doyle or the Company at any time, subject to the Company’s obligation to provide severance in certain instances as discussed below. Pursuant to his Employment Agreement, Mr. Doyle will receive an annual base salary of $750,000 per year.  In addition, Mr. Doyle is eligible to receive a discretionary annual cash bonus of up to 90% of his annual base salary based on achievement of performance goals set by the Board (or committee thereof) in its sole discretion, and further subject to his continued employment through the payment date.  Under the Employment Agreement, Mr. Doyle will devote substantial business time to the performance of his duties on behalf of the Novocure Group, subject to his continuing to engage in certain outside activities approved by the Board and set forth in a schedule to the Employment Agreement.

Mr. Doyle is generally eligible to participate in Company’s 2015 Omnibus Incentive Plan as determined by the Board (or committee thereof).  Mr. Doyle will not receive any sign-on or other special equity grant in connection with the execution of the Employment Agreement.

Mr. Doyle is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements.  The Employment Agreement provides Mr. Doyle coverage under the Company-sponsored life insurance plan with face value of at least two times the value of his base salary, as well as coverage under the Company-paid long-term and supplemental long-term disability plans.                In addition, Mr. Doyle’s employment agreement entitles him to a monthly automobile allowance of $1,500 per month.

Upon termination of Mr. Doyle’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Doyle for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Doyle’s execution without revocation of a release of claims, he will be eligible to receive continued payment of his base salary in installments over 12 months from the date of termination, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination for up to 12 months following the date of termination.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Doyle’s execution without revocation of a release of claims, Mr. Doyle will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in installments over 12 months from the date of termination, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination, for up to 18 months following the date of termination. Additionally, any stock options or other equity awards granted to Mr. Doyle after the effective date of the Employment Agreement will become fully vested on the date of his termination.

The Employment Agreement also provides that, in the event that any payments Mr. Doyle may receive in connection with a change in control of the Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Doyle to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to the Employment Agreement, Mr. Doyle is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

A copy of the Employment Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and does not purport to be complete.

There are no family relationships between Mr. Doyle and any director or executive officer of the Company.  There are no relationships or related-party transactions between Mr. Doyle and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01.   Other Events

On May 11, 2016, the Company issued a press release announcing Mr. Doyle’s appointment as Executive Chairman.  A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 11, 2016, by and between Novocure USA LLC and William F. Doyle
99.1	Press Release, dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: May 13, 2016

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 11, 2016, by and between Novocure USA LLC and William F. Doyle
99.1	Press Release, dated May 11, 2016